Exhibit 10.2

                             STOCKHOLDERS AGREEMENT


                  STOCKHOLDERS  AGREEMENT,  dated  as of  May  13,  1999  (this
"Agreement"), by and among Transit Group, Inc., a Florida corporation having an office at 2859 Paces Ferry Road, Suite 1740, Atlanta, Georgia 30339,
("Company"), and those stockholders of Company set forth on Annex I hereto (individually, a "Stockholder" and collectively, the "Stockholders").

                             W I T N E S S E T H :

                  WHEREAS, Company and GE Capital Equity Investments, Inc. ("GE Capital" or "Purchaser") have entered into that certain Purchase Agreement, dated as of May 13, 1999 (the "Purchase Agreement"), pursuant to which Company has agreed to sell, and Purchaser has agreed to purchase, on the terms and subject to the conditions set forth therein, shares of Series A Convertible Preferred Stock, no par value per share ("Convertible Preferred Stock"), of Company convertible into shares of common stock of Company, $.01 par value per share ("Common Stock");

                  WHEREAS, each of the parties hereto (other than Company) are on the date hereof holders of the number of shares of Convertible Preferred Stock or Common Stock (all shares of Convertible Preferred Stock and Common Stock being referred to herein collectively as "Stock") as is set forth on Annex I hereto (such Stockholders, other than Purchaser and its successors and assigns, the "Existing Stockholders"); and

                  WHEREAS, certain terms used in this Agreement are defined in the Purchase Agreement;

                  NOW, THEREFORE, in consideration of the agreements, premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Disposition of Stock.

(a) Restriction on Transfer of Stock. Each Existing Stockholder agrees that, except in a transaction (or transactions) permitted by Section 1(b) or excepted or contemplated by Section 2 below, such Existing Stockholder shall not during the term of this Agreement either directly or indirectly, transfer, sell, assign, mortgage, hypothecate, pledge, create a security interest in or lien upon, encumber, donate, contribute, place in trust (excluding a voting trust), or otherwise voluntarily or involuntarily dispose of (each, a "Transfer") any of such Existing Stockholder's Stock.

(b) Permitted Dispositions of Stock. Each Existing Stockholder shall, without regard to the provisions of Section 2 hereof, be entitled to directly or indirectly Transfer all or any portion of its Stock (i) to any Affiliate of such Existing Stockholder, (ii) pursuant to a will or the laws of descent and distribution and (iii) in connection with the sale of all or substantially all of the assets of Company or any merger or consolidation of Company with and into another Person if such sale or merger is permitted under Section 5.2 of the Purchase Agreement. (c) Condition Precedent to Permitted Dispositions. In the event of any disposition to an Affiliate pursuant to Section 1(b)(i), the transferee (and all subsequent transferees permitted pursuant to Section 1(b)(i)) shall be bound and obligated by, and shall be entitled to the rights and benefits afforded to the Existing Stockholders under the terms and provisions of, this Agreement. As a condition precedent to any disposition by any Existing Stockholder of Stock permitted pursuant to Section 1(b)(i) above, each purchaser, transferee or donee (other than an Existing Stockholder who is already a party hereto) shall agree in writing to be bound by all of the provisions and conditions of this Agreement and shall become an Existing Stockholder hereunder, and no such purchaser, transferee or donee shall be permitted to effect any transfer, sale or exchange of Stock which the Existing Stockholders are not permitted to make under this Agreement. (d) Transfers in Contravention of Agreement. Any purported Transfer of Stock by any Existing Stockholder in contravention of this Agreement shall be null and void, and Company agrees not to effectuate any such Transfer of Stock. 2. Tag-Along Right.

(a) No Existing Stockholder shall directly or indirectly sell, transfer or otherwise dispose of Stock, in a single transaction or related series of transactions, to any third party (other than those Transfers permitted by Section 1(b) hereof) unless the terms and conditions of such sale, transfer or other disposition (the "Third Party Disposition") to such third party shall contain an offer to Purchaser, to include in such Third Party Disposition such number of shares of Common Stock or Convertible Preferred Stock as is determined in accordance with Section 2(b) below; provided, however, that
Section 1 and this Section 2 shall not apply to any public sales by an Existing Stockholder on the NASDAQ Stock Market or other securities exchange on which the Common Stock may be listed or any redemptions of Stock by Company. At least 15 days prior to effecting any Third Party Disposition, such selling Existing Stockholder (the "Selling Existing Stockholder") shall promptly cause the terms and conditions of the Third Party Disposition to be reduced to a reasonably detailed writing (which writing shall identify the third party purchaser and shall include the offer to Purchaser to purchase or otherwise acquire its Common Stock or Convertible Preferred Stock, as the case may be, according to the terms and subject to the conditions of this Section 2), and shall deliver, or cause the third party to deliver, written notice (the "Notice") of the terms of such Third Party Disposition to Purchaser. The Notice shall be accompanied by a true and correct copy of the agreement, if any, embodying the terms and conditions of the proposed Third Party Disposition or such written summary thereof if there is no agreement. At any time after receipt of the Notice (but in no event later than 10 Business Days after receipt), Purchaser may accept the offer included in the Notice for up to such number of its shares of Common Stock or Convertible Preferred Stock, as the case may be, as determined in accordance with the provisions of Section 2(b) below, by furnishing irrevocable written notice of such acceptance to the Selling Existing Stockholder and to the third party.

(b) In the event that Purchaser elects to accept the offer included in the Notice described in Section 2(a) above, Purchaser (in such capacity, the "Included Stockholder") shall have the right to sell, transfer or otherwise dispose of such number of its shares of Common Stock (including Convertible Preferred Stock) pursuant to, and upon consummation of, the Third Party Disposition which is equal to the product of (X) the total number of shares of Common Stock owned by the Included Stockholder (assuming for the purpose of this calculation, the conversion of all shares of Convertible Preferred Stock) and (Y) a fraction, the numerator of which shall equal the total number of shares of Common Stock to be sold to the third party, and the denominator of which shall equal the total number of shares of Common Stock owned by all Stockholders (assuming for the purposes of this calculation, the conversion of all shares of Convertible Preferred Stock). If the third party purchaser is not willing to purchase such additional shares, the number of shares to be sold by the Selling Existing Stockholder and the Included Stockholder shall be proportionately reduced. (c) The purchase of Stock pursuant to this Section 2 shall be made on the same terms (including, without limitation, the per share consideration and method of payment, and the date of sale, transfer or other disposition), and subject to the same conditions, if any, as are provided to the Selling Existing Stockholder and stated in the Notice. (d) Upon the consummation of the disposition of Stock to the third party pursuant to the Third Party Disposition, the Selling Existing Stockholder shall (i) cause the third party to remit directly to the Included Stockholder the sales price of its Stock disposed of pursuant thereto, and (ii) furnish such other evidence of the completion and time of completion of the disposition and the terms thereof as may reasonably be requested by the Included Stockholder. (e) If Purchaser has not delivered to the Selling Existing Stockholder and to the third party written notice of its acceptance of the offer contained in the Notice within 10 Business Days after the receipt of such Notice, it shall be deemed to have waived any and all rights pursuant to this Section 3 with respect to the disposition of its Stock described in the Notice, and the Selling Existing Stockholder shall have 45 days (calculated from the first day next succeeding the expiration of the 10 Business Day acceptance period described above), in which to dispose of the aggregate amount of Stock described in the Notice to the third party identified in the Notice, on terms not more favorable to the Selling Existing Stockholder than those which were set forth in the Notice. If Purchaser has delivered irrevocable written notice of acceptance as described in the preceding sentence and, if after 45 days following receipt of the Notice, the Selling Existing Stockholder and the third party shall not have completed the disposition of Stock to be sold in connection therewith in accordance with the terms of the Third Party Disposition, all the restrictions on the disposition of Stock contained in this Section 2 shall again be in force and effect. 3. Board Observer. GE Capital may designate one individual (the "Observer") to attend all meetings of the Board of Directors (and any committees thereof) in a non-voting observer capacity. The Observer shall be subject to the Confidentiality Agreement, dated April 5, 1999, between GE Capital and Company (the "Confidentiality Agreement"). The Observer shall be entitled to receive all reports, presentations and materials as if the Observer were a member of the Board, all of which shall be subject to the terms of the Confidentiality Agreement. Company shall reimburse the Observer for any reasonable expenses incurred in connection with meetings of the Board of Directors and committees thereof.

4. Stockholders' Representations and Warranties. Each Stockholder represents and warrants to each of the other Stockholders that there are no agreements to which such Stockholder is a party with respect to the transfer of the capital stock of Company or with respect to any other aspect of Company's affairs, other than this Agreement.

5. Equitable Relief. It is hereby acknowledged that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed fully by the parties hereto in accordance with the terms specified herein, and that monetary damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties relying hereon in the event that the undertakings and provisions contained in this Agreement were breached or violated. Accordingly, each party hereto hereby agrees that each other party hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of the undertakings and provisions hereof and to enforce specifically the undertakings and provisions hereof in any court of the United States or any state having jurisdiction over the matter; it being understood that such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity. 6. Miscellaneous.

(a) Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be made in writing by personal-delivery, first-class mail (registered or certified, with return receipt requested), telecopier (with "answer back" confirmation), or overnight air courier guaranteeing next day delivery in the case of Company, at its address set forth at the beginning of this Agreement (Attn: Philip A. Belyew; Telecopy No.: (770) 444-0246; with a copy to Womble, Carlyle, Sandridge & Rice, PLLC, Suite 3500, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, Attn: Sharon L. McBrayer, Esq., Telecopy No.: (404) 870-4825), and in the case of any Stockholder, to the address of such party appearing under its or his name on Annex I hereto (or to such other address as may be designated in writing by any such party in accordance with this Section 7(a)). Such notices or communications shall be effective and deemed given upon delivery to said address.

(b) Complete Agreement; Amendment. This Agreement constitutes the complete understanding of the parties with respect to its subject matter and supersedes any other agreement or understanding relating thereto. No amendment, change or modification of this Agreement shall be valid, binding or enforceable, unless the same shall be in writing and signed by the Required Holders, the Company and the Existing Stockholders to the extent their rights and obligations under this Agreement would be affected thereby. (c) Termination. This Agreement may be terminated at any time by an instrument in writing signed by Purchaser or, if earlier, at such time as less than 30% of the shares of Convertible Preferred Stock issued on the Closing Date are outstanding or if Purchaser and its Affiliates fail to constitute the Required Holders. (d) Waiver. No failure or delay on the part of the Stockholders or Company or any of them in exercising any right, power or privilege hereunder, and no course of dealing between the Stockholders or Company, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which the Stockholders or Company would otherwise have. (e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. (f) Governing Law; Waivers. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of New York, State of New York. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 6(a) hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder. (g) Benefit and Binding Effect. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including any permitted transferee of their Stock; provided, however, that any transferee that is not an Affiliate of Purchaser and is acquiring less than 5% of the Convertible Preferred Stock outstanding on the date of the original issuance of the shares of Convertible Preferred Stock shall not receive the rights of Purchaser under this Agreement. References herein to any Purchaser shall include Purchaser and any of its successors and assigns. (h) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. (i) After-Acquired Shares. All of the provisions of this Agreement shall apply to all of the shares of capital stock of Company now owned or which may be issued to or acquired by a Stockholder in consequence of any additional issuance (including, without limitation, by exercise of an option or any warrant), purchase, exchange, conversion or reclassification of stock, corporate reorganization, or any other form of recapitalization, consolidation, merger, stock split or stock dividend, or which are acquired by a Stockholder in any other manner. (j) Approvals and Consents. The Stockholders hereby agree, for themselves, their successors, heirs and legal representatives, to vote at stockholders' and directors' meetings of Company, to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, to take such other actions and to adopt such by-laws and provisions of the certificate of incorporation as may be reasonably required to more effectively carry out the intent and purposes of this Agreement and the transactions contemplated hereby. They further agree to cause Company to do the same.
                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         TRANSIT GROUP, INC.


                         By: Philip A. Belyew
                             Name: Philip A. Belyew
                             Title: President


                         GE CAPITAL EQUITY INVESTMENTS, INC.


                         By: /s/ Patrick Dowling
                             Name:Patrick Dowling
                             Title:



                             EXISTING STOCKHOLDERS:



                                            /s/ T. Wayne Davis
                                            T. Wayne Davis



                                            /s/ Philip A. Belyew
                                            Philip A. Belyew

                                    ANNEX I



                                                                        Number
Stockholders/Purchaser               Class of Securities              of Shares

G E Capital Equity Investments, Inc. Convertible Preferred Stock       ________
120 Long Ridge Road
Stamford, Connecticut 06927
Attn:    GE Equity Group-Transit
Telecopy No. (203) 357-6426

       with copies to:

         General Electric
          Capital Corporation
         120 Long Ridge Road
         Stamford, Connecticut 06927
         Attn:  GE Equity Group
                Legal Counsel
         Telecopy No. (203) 357-3047

       and

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York 10153
         Attn:  Ted S. Waksman, Esq.
         Telecopy No. (212) 310-8007

                                                                     Number
Stockholders/Existing Stockholders    Class of Securities          of Shares

T. Wayne Davis                        Common Stock                 _________
1910 San Marco Blvd.
Jacksonville, Florida 32207
Telecopy No. ____________

Philip A. Belyew                      Common Stock                 _________
Suite 1740
2859 Paces Ferry Road
Atlanta, Georgia 30339
Telecopy No:____________